EXHIBIT 99.1


NATIONAL COAL CORP. REPORTS THIRD QUARTER 2006 RESULTS
Tuesday November 14, 12:50 am ET

KNOXVILLE, Tenn.--(BUSINESS WIRE)--National Coal Corp. (NASDAQ: NCOC):

         o Revenues for third quarter 2006 total approximately $21.1 million, up 16% from $18.3 million in the same period last year.

         o Coal sales increase to 409,215 tons for the third quarter 2006, up 22% from 335,700 tons during the same period a year ago.

         o Net loss for the third quarter of 2006 is $3.3 million versus $0.4 million for the same period a year ago and $4.9 million during the second quarter of 2006.

         o Adjusted EBITDA for the third quarter of 2006 totaled $1.6 million up 63% from the $1.0 million reported for the second quarter of 2006.

National Coal Corp. (Nasdaq: NCOC) today reports third quarter 2006 revenues for the three-month period ending September 30, 2006, increased to $21.1 million from $18.3 million in the prior-year period. Tons of coal shipped during the third quarter totaled 409,215 tons, up from 335,700 tons in the year-ago period. The net realized sales price received for coal decreased $2.60 per ton from $54.09 per ton in the third quarter of 2005 to $51.49 per ton in the third quarter of 2006.

Net loss for the three months ended September 30, 2006, totaled $3.3 million versus the $0.4 million reported in the prior-year period. For the nine-month period ending September 30, 2006, net loss increased to $15.9 million in comparison to the $3.8 million loss reported in the prior-year period. A number of factors contributed to the year-to-date performance including lower selling prices, equipment problems and operational downtime, and the need to purchase coal from third parties.

Adjusted EBITDA totaled approximately $1.6 million compared to a reported $1.0 million in the second quarter of 2006, and to $3.8 million reported in the prior-year period.

Daniel Roling, CEO at National Coal, explains that the third quarter loss masks quarter-to-quarter improvement during 2006, "We have had a number of challenges year-to-date, not the least of which is the softer coal market. However, we reduced our cost of sales per ton by $3.33 from the first quarter to the second quarter, then again by $3.59 per ton from the second quarter to the third quarter. These improvements do not yet take into account additional overall cost improvements expected from our three new mines that began operating in Tennessee during the third quarter."

Cost of sales per ton excludes the repair of the damaged highwall miner in March 2006 and the recovery of that $1.9 million cost in September 2006.

As previously reported, National Coal entered into a credit facility that provides borrowings of up to $10 million with Guggenheim Corporate Funding, LLC, on October 12, 2006. The Company initially borrowed $5 million and has the right to borrow an additional $5 million through July 12, 2007.

During July and August 2006, the Company opened three new mining operations in Tennessee; the operations are located on reserves owned by the company on its New River Tract. Once all three of these mines achieve stable production, it is anticipated they will produce an additional 55,000 tons of salable coal per month. In addition, it has recently completed improvements at the Baldwin coal preparation facility and on the Devonia rail spur.

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee and Southeastern Kentucky. Currently, National Coal employs more than 250 people and produces coal from five mines in Tennessee and three mines in Kentucky. National Coal sells steam coal to electric utilities in the Southeastern United States. For more information visit www.nationalcoal.com.

Information about Forward Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Examples of forward looking statements include the projected production, revenues, profitability and cash flows from new mines opened on the New River Tract. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         i)       the worldwide demand for coal;

         ii)      the price of coal;

         iii)     the price of alternative fuel sources;

         iv)      the supply of coal and other competitive factors;

         v)       the costs to mine and transport coal;

         vi)      the ability to obtain new mining permits;

         vii)     the costs of reclamation of previously mined properties;

         viii)    the risks of expanding coal production;

         ix)      the  ability  to  bring  new  mining  properties   on-line  on
                  schedule;

         x)       industry competition;

         xi)      our ability to continue to execute our growth strategies;  and
                  xii) general economic conditions.

These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP

National Coal Corp. has prepared Adjusted EBITDA data applicable to the three months ended September 30, 2006 and 2005 to supplement the reporting of its results determined under applicable generally accepted accounting principles
(GAAP). Adjusted EBITDA is a non-GAAP financial measure that reflects net income
(loss) excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating income and expenses, and taxes. We present Adjusted EBITDA to enhance understanding of our operating performance. We use Adjusted EBITDA as a criterion for evaluating our performance relative to that of our peers, including measuring our cost effectiveness and return on capital, assessing our allocations of resources and production efficiencies and making compensation decisions. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of our operating performance and permits them to evaluate our cost effectiveness and production efficiencies relative to competitors. In addition, our management uses Adjusted EBITDA to monitor and evaluate our business operations. However, Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of liquidity and cash flows.

The following table illustrates the adjustments to net loss to calculate Adjusted EBITDA for the applicable periods and reconciles the non-GAAP financial data to net loss determined in accordance with GAAP:

NATIONAL COAL CORP.
CALCULATION OF ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

                                                        Three Months Ended
                                                          September 30,
                                                 ------------------------------
                                                     2006               2005
                                                 -----------        -----------
Net loss .................................       $(3,327,046)       $  (390,953)
Other (income) expense, net (1) ..........           215,081           (244,847)
Interest income ..........................          (168,622)           (80,529)
Interest expense .........................         1,673,464          1,054,180
Depreciation, depletion,
 amortization, and accretion .............         3,812,736          3,208,522
                                                 -----------        -----------
EBITDA ...................................       $ 2,205,613        $ 3,546,373
Stock-based compensation
 expense (2) .............................         1,308,880            223,362
Non-recurring item: Highwall
 miner damage and insurance
 recovery ................................        (1,866,909)              --
                                                 -----------        -----------
Adjusted EBITDA ..........................       $ 1,647,584        $ 3,769,735
                                                 ===========        ===========

                                                                   Three Months
                                         Nine Months Ended             Ended
                                           September 30,             June 30,
                                   ----------------------------    ------------
                                       2006            2005            2006
                                   ------------    ------------    ------------
Net loss .......................   $(15,903,521)   $ (3,811,361)   $ (4,897,583)
Other (income) expense, net (1)        (247,376)       (297,761)       (338,332)
Interest income ................       (553,818)        (82,545)       (168,442)
Interest expense ...............      5,401,498       2,801,755       1,859,189
Depreciation, depletion,
 amortization, and accretion ...     11,726,482       7,166,450       4,081,510
                                   ------------    ------------    ------------
EBITDA .........................   $    423,265    $  5,776,538    $    536,342
Stock-based compensation
 expense (2) ...................      2,012,820         672,568         355,092
Non-recurring item: Highwall
 miner damage and insurance
 recovery ......................         50,000            --           121,868
                                   ------------    ------------    ------------
Adjusted EBITDA ................   $  2,486,085    $  6,449,106    $  1,013,302
                                   ============    ============    ============

(1) Figure includes $259,158 loss related to the demolition of a preparation plant and a $44,077 net gain on asset disposal.

(2) Figure includes $941,961 attributable to the early vesting of options held by the former CEO, the former General Counsel and Secretary - who is also the spouse of the former CEO, and the former COO.

NATIONAL COAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)

                                                   September 30,   December 31,
                                                       2006           2005(a)
                                                   ------------    ------------
Assets
Current assets
  Cash and cash equivalents ....................   $  1,790,553    $ 25,434,988
  Accounts receivable ..........................      3,450,955       2,929,735
  Inventory ....................................      2,213,545         360,614
  Other current assets .........................        845,290         274,591
                                                   ------------    ------------
    Total current assets .......................      8,300,343      28,999,928
                                                   ------------    ------------

  Assets held for sale .........................        703,726            --
  Property, plant, equipment and mine
   development, net ............................     57,916,106      50,901,681
  Deferred financing costs .....................      2,657,649       2,958,666
  Restricted cash ..............................     17,050,915       7,323,023
  Other non-current assets .....................        460,669         224,120
                                                   ------------    ------------
    Total Assets ...............................   $ 87,089,408    $ 90,407,418
                                                   ============    ============

Liabilities and Stockholders' Equity
Current liabilities
  Current maturities of long-term debt .........   $  4,709,945    $  3,319,175
  Current installments of obligations under
   capital leases ..............................        341,083         958,907
  Accounts payable and accrued expenses ........     13,721,883       6,390,626
                                                   ------------    ------------
    Total current liabilities ..................     18,772,911      10,668,708
                                                   ------------    ------------

  Long-term debt, less current maturities,
   net of discount .............................     55,040,233      54,541,225
  Obligations under capital leases,
   excluding current installments ..............        413,058       1,196,143
  Asset retirement obligations .................      6,924,435       7,228,232
  Deferred revenue .............................        958,409         150,000
  Other non-current liabilities ................        124,260           6,776
                                                   ------------    ------------
    Total liabilities ..........................     82,233,306      73,791,084
                                                   ------------    ------------

Stockholders' equity
  Series A convertible preferred stock,
   $.0001 par value; 5% coupon; 1,611
   shares authorized; 791.21 and 1,333.22
   shares issued and outstanding at
   September 30, 2006, and December 31, 2005 ...           --              --
  Common stock, $.0001 par value; 80 million
   shares authorized; 15,995,396 and
   13,977,217 shares issued and outstanding
   at September 30, 2006 and December 31,
   2005, respectively ..........................          1,600           1,398
  Additional paid-in capital ...................     41,311,209      37,168,122
  Accumulated deficit ..........................    (36,456,707)    (20,553,186)
                                                   ------------    ------------
    Total stockholders' equity .................      4,856,102      16,616,334
                                                   ------------    ------------
    Total Liabilities and Stockholders'
     Equity ....................................   $ 87,089,408    $ 90,407,418
                                                   ============    ============

(a) Amounts at December 31, 2005 have been derived from audited financial statements.

NATIONAL COAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                          Three Months                     Nine Months
                       Ended September 30,             Ended September 30,
                   ----------------------------    ----------------------------
                       2006            2005            2006            2005
                   ------------    ------------    ------------    ------------

Revenues
  Coal sales ....  $ 21,068,684    $ 18,159,270    $ 64,448,256    $ 46,754,319
  Other revenues         45,061         115,430         524,109         115,430
                   ------------    ------------    ------------    ------------
    Total
     revenues ...    21,113,745      18,274,700      64,972,365      46,869,749
                   ------------    ------------    ------------    ------------

Expenses
  Cost of sales .    15,735,132      13,031,078      57,218,065      35,898,144
  Depreciation,
   depletion,
   amortization
   and accretion      3,812,736       3,208,522      11,726,482       7,166,450
  General and
   administrative     3,173,000       1,697,249       7,331,035       5,195,067
                   ------------    ------------    ------------    ------------
    Total
     operating
     expenses ...    22,720,868      17,936,849      76,275,582      48,259,661
                   ------------    ------------    ------------    ------------

Operating (loss)
 income .........    (1,607,123)        337,851     (11,303,217)     (1,389,912)
                   ------------    ------------    ------------    ------------

Other income
 (expense)
  Interest
   expense ......    (1,673,464)     (1,054,180)     (5,401,498)     (2,801,755)
  Interest income       168,622          80,529         553,818          82,545
  Other income
   (expense), net      (215,081)        244,847         247,376         297,761
                   ------------    ------------    ------------    ------------
    Total other
     income
     (expense) ..    (1,719,923)       (728,804)     (4,600,304)     (2,421,449)
                   ------------    ------------    ------------    ------------

Net loss ........    (3,327,046)       (390,953)    (15,903,521)     (3,811,361)

Preferred stock
 dividend .......      (377,105)       (264,020)       (739,991)       (859,785)
                   ------------    ------------    ------------    ------------

Net loss
 attributable to
 common
 shareholders ...  $ (3,704,151)   $   (654,973)   $(16,643,512)   $ (4,671,146)
                   ============    ============    ============    ============

Basic net loss
 per common share  $      (0.23)   $      (0.05)   $      (1.11)   $      (0.34)
                   ============    ============    ============    ============

Diluted net loss
 per common share  $      (0.23)   $      (0.05)   $      (1.11)   $      (0.34)
                   ============    ============    ============    ============

Weighted average
 common shares ..    15,778,005      13,804,791      15,029,335      13,671,490
                   ============    ============    ============    ============

NATIONAL COAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

                                                           Nine Months
                                                       Ended September 30,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------
Cash Flows from Operating Activities
  Net loss .....................................   $(15,903,521)   $ (3,811,361)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
    Depreciation, depletion, amortization
      and accretion ............................     11,726,482       7,166,450
    Amortization of deferred financing
      costs ....................................        432,778            --
    Amortization of discount on long-term
      debt .....................................        447,177            --
    Loss on disposal of assets .................         22,233         406,304
    Gain on extinguishment of debt .............       (269,608)           --
    Stock option expense .......................      2,012,820         672,568
    Changes in operating assets and liabilities:
      Increase in accounts receivable ..........       (521,220)       (262,300)
      Increase in inventory ....................     (1,852,931)       (230,166)
      (Increase) decrease in other assets ......       (694,251)         96,823
      Increase in accounts payable and
        accrued expenses .......................      6,969,973       2,224,567
      Increase in deferred revenue .............        808,409            --
      Increase in other non-current
        liabilities ............................        117,483            --
      Settlement of asset retirement
        obligations ............................       (937,925)           --
                                                   ------------    ------------
        Net cash flows provided by
          operating activities .................      2,357,899       6,262,885
                                                   ------------    ------------

Cash Flows from Investing Activities
  Capital expenditures .........................    (23,565,659)    (10,239,189)
  Proceeds from the sale of equipment ..........      7,362,829            --
  (Increase) decrease in prepaid royalty .......       (112,997)        284,520
  Increase in restricted cash ..................     (9,727,892)     (1,218,436)
                                                   ------------    ------------
  Net cash flows used in investing
    activities .................................    (26,043,719)    (11,173,105)
                                                   ------------    ------------

Cash Flows from Financing Activities
  Proceeds from issuance of common and
    preferred stock ............................        897,018         261,798
  Proceeds from exercise of options and
    warrants ...................................      1,970,122         506,218
  Proceeds from issuance of long-term debt .....      2,623,285       7,083,083
  Payments on notes payable ....................       (856,055)       (244,887)
  Payments on obligations under capital
    leases .....................................     (1,961,032)     (1,090,468)
  Payments on installment purchase
    obligations ................................     (2,079,921)       (574,079)
  Payments for deferred financing costs ........       (189,146)        (56,000)
  Payments for preferred dividends .............       (362,886)       (533,769)
                                                   ------------    ------------
    Net cash flows provided by financing
      activities ...............................         41,385       5,351,896
                                                   ------------    ------------

Net (Decrease) Increase in Cash and cash
  equivalents ..................................    (23,644,435)        441,676
Cash and cash equivalents at beginning of
  period .......................................     25,434,988         351,698
                                                   ------------    ------------
Cash and cash equivalents at end of period .....   $  1,790,553    $    793,374
                                                   ============    ============


Supplemental disclosures
  Interest paid in cash ........................   $  3,068,522    $  2,109,079
  Non-cash investing and financing
    transactions:
    Preferred stock dividends converted to
      common stock ..............................         63,717          18,198
    Equipment acquired via capital lease .......        821,187            --
    Equipment acquired via installment
      purchase obligations and notes payable ....      1,751,336       4,209,778
    Constructive dividend attributable to
      preferred shareholders ....................           --            66,971

CONTACT:
National Coal Corp., Knoxville
Christine Pietryla, 865-690-6900, ext. 150